UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 3.02 Unregistered Sales of Equity Securities.

On July 25, 2022, Jaguar Health, Inc. (the “Company”) entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with a holder of royalty interest in the Company. Pursuant to the Exchange Agreement, the Company issued 11,500,000 shares of common stock to such holder in exchange for a $3,450,000 reduction in the outstanding balance of the royalty interest held by such holder.

The shares of common stock that were issued in the exchange transactions described above were issued in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. The form of Exchange Agreement was filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed on August 14, 2019, which is incorporated herein by reference.

Item 8.01. Other Events.

As previously disclosed by the Company in Current Reports on Form 8-K filed on December 10, 2021 and February 2, 2022, the Company entered into an At The Market Offering Agreement (as amended, the “Sales Agreement”) with Ladenburg Thalmann & Co. Inc., as agent (“Ladenburg”) on December 10, 2021 and an amendment to the Sales Agreement on February 2, 2022, pursuant to which the Company may sell and issue through Ladenburg shares (the “ATM Shares”) of the Company’s common stock, par value $0.0001 per share, with an aggregate offering price of $75 million.

Between July 1, 2022 and August 18, 2022, the Company has issued an aggregate of 17,054,174 shares under the ATM Agreement for total gross proceeds of approximately $5,104,368 (or net proceeds of approximately $4,951,120  after commissions and expenses of approximately $153,248 (collectively, the “Q3 ATM Transactions”).

As previously disclosed by the Company in a Current Report on Form 8-K filed on February 18, 2022, on February 17, 2022, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the bid price for the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5550(a)(2). As a result of the exchange transaction described under the Exchange Agreement, the Q3 ATM Transactions and various other actions taken by the Company to date, the Company believes that, as of August 17, 2022, the Company had a minimum of $5 million in stockholders’ equity, which is the amount required to obtain a second 180-calendar period to regain compliance with Nasdaq’s minimum bid price requirement, among other criteria, under the Nasdaq listing rules. The Company is awaiting formal confirmation from Nasdaq that it has evidenced compliance with all applicable requirements to obtain the second 180-day grace period to evidence compliance with the minimum bid price requirement while maintaining its listing on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

Date: August 18, 2022